Exhibit 10.2

FIRST AMENDMENT TO

AMENDED AND RESTATED BROADWIND ENERGY, INC. 2015 EQUITY INCENTIVE PLAN

This First Amendment (this “Amendment”), is hereby adopted by the Board of Directors (the “Board”) of Broadwind, Inc., a Delaware corporation (the “Company”), effective as of the Effective Date (as defined below).

RECITALS

WHEREAS, the Company previously adopted the Amended And Restated Broadwind Energy, Inc. 2015 Equity Incentive Plan (the “Plan”) effective April 29, 2019;

WHEREAS, Section 5.2 of the Plan states that the Board may amend the Plan as it shall deem advisable; and

WHEREAS, on May 4, 2020, the Company changed its name from “Broadwind Energy, Inc.” to “Broadwind, Inc.;” and

WHEREAS, on July 28, 2020 (the “Effective Date”), the Board determined that it was advisable and in the best interests of the Company and its stockholders to amend the name of the Plan to reflect the Company’s name change.

NOW THEREFORE, the Plan is hereby amended as follows:

1.	The name of the Plan is hereby changed to the “Amended and Restated Broadwind, Inc. 2015 Equity Incentive Plan.”

2.	The first sentence of the Plan is hereby deleted in its entirety and replaced with the following:

“Broadwind, Inc., a Delaware corporation formerly known as Broadwind Energy, Inc. (the “Company”), adopted the Broadwind, Inc. 2015 Equity Incentive Plan, formerly known as the Broadwind Energy, Inc. 2015 Equity Incentive Plan (the “Plan”) at its Annual Meeting of Stockholders on April 23, 2015.”

3.	Except as expressly set forth herein, the Plan shall continue in full force and effect in accordance with its terms.

The undersigned hereby certifies that the Board duly adopted the foregoing First Amendment effective as of the Effective Date.

BROADWIND, INC.

By: /s/Arlene McKenzie
Name: Arlene McKenzie
Title: Corporate Secretary